
<ARTICLE> 5
<LEGEND>
This schedule contains summary information extracted from Xilinx, Inc.'s
CONSOLIDATED STATEMENTS OF INCOME AND CONSOLIDATED BALANCE SHEETS and is qualified in its entirety by reference to such financial statements. During the quarter ended December 27, 1997, the Company adopted the Financial
Accounting Standards Board's Statement No. 128 (FASB 128), "Earnings per
Share". The new standard required the Company to change the method used to compute net income per share and to restate all prior periods. The table below shows the restated earnings per share numbers.
</LEGEND>
<MULTIPLIER> 1000



<PERIOD-TYPE>                   9-MOS                   6-MOS                   3-MOS
<FISCAL-YEAR-END>                          MAR-29-1997             MAR-29-1997             MAR-29-1997
<PERIOD-START>                             MAR-31-1996             MAR-31-1996             MAR-31-1996
<PERIOD-END>                               DEC-28-1996             SEP-28-1996             JUN-29-1996
<CASH>                                         155,003                 114,081                 129,826
<SECURITIES>                                   235,099                 309,403                 268,947
<RECEIVABLES>                                   73,097<F1>              71,317<F1>              77,123<F1>
<ALLOWANCES>                                     4,548                   3,942                   5,119
<INVENTORY>                                     70,181                  63,407                  49,324
<CURRENT-ASSETS>                               563,891                 591,215                 552,680
<PP&E>                                         150,338                 145,418                 138,387
<DEPRECIATION>                                  61,843                  55,894                  50,881
<TOTAL-ASSETS>                                 810,811                 809,713                 767,929
<CURRENT-LIABILITIES>                          100,680                 120,546                 106,982
<BONDS>                                        250,000                 250,000                 250,000
<PREFERRED-MANDATORY>                                0                       0                       0
<PREFERRED>                                          0                       0                       0
<COMMON>                                           730                     730                     722
<OTHER-SE>                                     459,401                 438,437                 410,225
<TOTAL-LIABILITY-AND-EQUITY>                   810,811                 809,713                 767,929
<SALES>                                        416,366                 280,779                 150,200
<TOTAL-REVENUES>                               416,366                 280,779                 150,200
<CGS>                                          161,139<F1>             108,983<F1>              53,325
<TOTAL-COSTS>                                  161,139<F1>             108,983<F1>              53,325<F1>
<OTHER-EXPENSES>                               139,370<F1>              92,842<F1>              47,385<F1>
<LOSS-PROVISION>                                     0                       0                       0
<INTEREST-EXPENSE>                              10,320                   6,912                   3,475
<INCOME-PRETAX>                                120,658                  81,809                  50,375
<INCOME-TAX>                                    40,725                  28,099                  17,883
<INCOME-CONTINUING>                             79,933                  53,710                  32,492
<DISCONTINUED>                                       0                       0                       0
<EXTRAORDINARY>                                      0                       0                       0
<CHANGES>                                            0                       0                       0
<NET-INCOME>                                    79,933                  53,710                  32,492
<EPS-PRIMARY>                                     1.10<F2>                0.74<F2>                0.45<F2>
<EPS-DILUTED>                                     1.01                    0.68                    0.41


<F1>Amount from the prior year has been reclassified to conform to the current year presentation.
<F2>Represents basic earnings per share.



